Exhibit 99.1

Porter Bancorp, Inc. Announces Third Quarter 2012 Results

PBIB Announces Third Quarter 2012 Results

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 30, 2012--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, with 18 full-service banking offices in Kentucky, today reported unaudited results for the third quarter of 2012.

The Company reported net loss to common shareholders of $26.9 million, or ($2.29) per diluted share, for the third quarter of 2012 compared with net loss to common shareholders of $12.2 million, or ($1.04) per diluted share, for the third quarter of 2011. Net loss to common shareholders for the nine months ended September 30, 2012, was $26.4 million, or ($2.25) per diluted common share, compared with net loss to common shareholders of $50.8 million, or ($4.34) per diluted share, for the nine months ended September 30, 2011. The loss for the nine months ended September 30, 2011 includes a non-recurring 100% goodwill impairment charge of $23.8 million recorded in the second quarter of 2011.

Financial performance continues to be negatively impacted by the Bank’s high level of nonperforming loans and other real estate owned. Non-performing loans increased to $90.1 million, or 9.47% of total loans, at September 30, 2012, compared with $81.7 million, or 7.85% of total loans, at June 30, 2012. Non-performing assets increased to $139.0 million, or 10.8% of total assets, compared with $136.1 million, or 10.2% of total assets, at June 30, 2012.

Foreclosed properties at September 30, 2012, decreased to $48.8 million compared with $54.4 million at June 30, 2012, and increased compared with $44.9 million at September 30, 2011. During the third quarter of 2012, the Company acquired $3.4 million of OREO, sold $4.7 million of OREO, and recorded OREO fair value write-downs totaling $4.3 million to reflect new appraisals or marketing prices during the third quarter of 2012.

Provision for loan losses totaled $25.5 million for the third quarter of 2012 compared to $4.0 million in the second quarter of 2012, and $8.0 million in the third quarter of 2011. Provision for loan losses totaled $33.3 million for the nine months ended September 30, 2012, compared to $26.8 million for the nine months ended September 30, 2011.

The increase in the provision for loan losses in the third quarter of 2012 is primarily attributable to collateral value declines for certain larger commercial real estate loans as evidenced by new appraisals received during the third quarter, higher net charge-offs, and a continued decline in credit trends in our loan portfolio. In addition, the third quarter 2012 provision for loan losses was negatively impacted by a strategy change during the quarter related to impaired loans whereby we expect to accelerate the remediation process through litigation or foreclosure. For impaired loans subject to such an expectation, we applied an additional fair value discount to the underlying collateral in our impairment analysis estimates for the third quarter of 2012, due to our experience that resolution of this nature generally results in receiving lower values for real estate collateral in a more aggressive sales environment.

Net loan charge-offs totaled $23.1 million for the third quarter of 2012 compared to $6.4 million in the second quarter of 2012, and $7.2 million in the third quarter of 2011. Net loan charge-offs totaled $31.8 for the nine months ended September 30, 2012, compared to $21.6 million for the nine months ended September 30, 2011.

Our net interest income also continued to decline in the three months and nine months ended September 30 2012, compared with the same periods in 2011, as average earning assets, primarily loans, declined $252.5 million and net interest margin declined 11 basis points between the nine months ended September 30, 2012, and the nine months ended September 30, 2011.

The Bank remains focused on executing its strategic plans to address the challenges related to a higher-than-normal level of non-performing loans and OREO, and the continuation of soft market conditions affecting the value and marketability of real estate. As part of the plan, John T. Taylor was hired in July as President and CEO of PBI Bank and President of Porter Bancorp, and John R. Davis joined the credit administration team in August and was subsequently approved by our primary regulators as Chief Credit Officer. Additionally, management remains diligently focused on assessing risk and determining the appropriate strategies to accelerate the reduction of the risk profile of the bank while formulating strategies and executing upon opportunities to increase revenue through improved net interest margin and non-interest income growth. We are also diligently focused on credit cost reduction and non-interest expense reductions as part of our plan to increase the long-term profitability of the bank.

At September 30, 2012, PBI Bank’s Tier 1 leverage ratio was 5.53% and its Total risk-based capital ratio was 9.85%, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order with its primary regulators. At September 30, 2012, Porter Bancorp’s Tier 1 leverage ratio was 5.00%, compared with 7.56% at June 30, 2012, and 6.53% at December 31, 2011, and its Total risk-based capital ratio was 10.01% compared with 11.94% at June 30, 2012, and 11.22% at December 31, 2011.

Management and the Board of Directors are evaluating appropriate strategies for increasing the company’s capital in order to meet the capital requirements of our Consent Order. A key component of that evaluation is reviewing the opportunity to sell common stock through either a public offering or private placement to new and existing shareholders. At Porter Bancorp’s 2012 annual shareholders’ meeting, shareholders approved an increase in our common shares authorized for issuance from 19 million shares to 86 million shares.

PBIB-G PBIB-F

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the third quarter ending September 30, 2012 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/12	6/30/12	9/30/11	9/30/12	9/30/11

Income Statement Data
Interest income	$13,987	$14,812	$18,103	$44,554	$56,917
Interest expense	3,855	4,017	5,448	12,173	17,053

Net interest income	10,132	10,795	12,655	32,381	39,864
Provision for loan losses	25,500	4,000	8,000	33,250	26,800

Net interest income after provision	(15,368)	6,795	4,655	(869)	13,064

Service charges on deposit accounts	563	556	690	1,673	1,979
Income from fiduciary activities	261	291	237	803	738
Bank card interchange fees	180	196	168	553	500
Other real estate owned rental income	180	25	93	242	147
Gains on sales of loans originated for sale	138	77	123	260	664
Gains on sales of securities, net	—	1,511	—	3,530	1,108
Other	399	362	389	1,123	1,216

Non-interest income	1,721	3,018	1,700	8,184	6,352

Salaries & employee benefits	4,264	3,982	3,780	12,558	12,084
Occupancy and equipment	971	969	957	2,826	2,910
Goodwill impairment	—	—	—	—	23,794
Other real estate owned expense	5,204	1,205	17,029	7,666	40,505
FDIC insurance	559	832	930	2,264	2,640
Loan collection expense	792	586	802	1,738	1,989
Professional fees	776	567	329	1,699	963
Franchise tax	496	592	582	1,680	1,746
Communications expense	175	168	176	523	509
Postage and delivery	108	109	117	339	368
Advertising	44	28	93	105	282
Other	761	624	628	2,061	1,787

Non-interest expense	14,150	9,662	25,423	33,459	89,577

Income (loss) before income taxes	(27,797)	151	(19,068)	(26,144)	(70,161)
Income tax expense (benefit)	(65)	—	(6,906)	(65)	(18,809)

Net income (loss)	(27,732)	151	(12,162)	(26,079)	(51,352)
Less:
Dividends on preferred stock	437	438	437	1,312	1,312
Accretion on preferred stock	44	45	45	134	133
Earnings (loss) allocated to participating securities	(1,264)	(13)	(463)	(1,095)	(1,995)

Net income (loss) available to common	$(26,949)	$(319)	$(12,181)	$(26,430)	$(50,802)

Weighted average shares – Basic	11,751,818	11,733,156	11,721,591	11,732,835	11,713,040
Weighted average shares – Diluted	11,751,818	11,733,156	11,721,591	11,732,835	11,713,040

Basic earnings (loss) per common share	$(2.29)	$(0.03)	$(1.04)	$(2.25)	$(4.34)
Diluted earnings (loss) per common share	$(2.29)	$(0.03)	$(1.04)	$(2.25)	$(4.34)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.02

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/12	6/30/12	9/30/11	9/30/12	9/30/11

Average Balance Sheet Data
Assets	$1,326,457	$1,363,340	$1,625,590	$1,367,318	$1,690,386
Loans	1,008,053	1,078,497	1,227,024	1,068,356	1,261,790
Earning assets	1,261,864	1,307,520	1,506,384	1,306,590	1,559,065
Deposits	1,196,580	1,231,281	1,405,543	1,235,573	1,453,121
Long-term debt and advances	38,328	38,959	50,463	38,944	50,034
Interest bearing liabilities	1,126,045	1,159,447	1,361,537	1,164,309	1,409,069
Stockholders’ equity	81,029	83,987	151,055	83,217	169,269

Performance Ratios
Return on average assets	(8.32)%	0.04%	(2.97)%	(2.55)%	(4.06)%
Return on average equity	(136.16)	0.72	(31.94)	(41.86)	(40.56)
Yield on average earning assets (tax equivalent)	4.45	4.59	4.81	4.59	4.92
Cost of interest bearing liabilities	1.36	1.39	1.59	1.40	1.62
Net interest margin (tax equivalent)	3.23	3.35	3.38	3.35	3.46
Efficiency ratio	119.38	78.54	177.10	90.34	145.83

Loan Charge-off Data
Loans charged-off	$(23,487)	$(6,438)	$(7,367)	$(32,507)	$(21,830)
Recoveries	412	79	142	697	237

Net charge-offs	$(23,075)	$(6,359)	$(7,225)	$(31,810)	$(21,593)

Non-Accrual Loan Activity
Non-accrual loans at beginning of period	$81,653	$97,230	$60,331	$92,020	$59,799
Loans returned to accrual status	—	—	(929)	—	—
Net principal pay-downs	(5,768)	(4,084)	(3,059)	(15,092)	(9,920)
Charge-offs	(13,442)	(4,902)	(4,804)	(20,656)	(15,538)
Loans foreclosed and transferred to OREO	(3,339)	(15,243)	(3,613)	(22,411)	(17,043)
Loan collateral repossessed	—	—	(10)	—	—
Loans placed on non-accrual during the period	29,528	8,652	11,216	54,771	41,834

Non-accrual loans at end of period	$88,632	$81,653	$59,132	$88,632	$59,132

Other Real Estate Owned (OREO) Activity (Net of Allowance)
OREO at beginning of period	$54,365	$35,574	$49,913	$41,449	$67,635
Real estate acquired	3,405	23,910	15,971	31,531	31,232
Valuation adjustment write-downs	(4,260)	(350)	(15,265)	(5,090)	(30,702)
Proceeds from sales of properties	(4,140)	(4,223)	(5,189)	(17,573)	(17,279)
Gain (loss) on sales, net	(533)	(546)	(673)	(1,481)	(7,549)
Capital improvements	—	—	176	1	1,596

OREO at end of period	$48,837	$54,365	$44,933	$48,837	$44,933

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of	As of	As of	As of
	9/30/12	6/30/12	12/31/11	9/30/11

Assets
Loans	$952,021	$1,041,292	$1,136,717	$1,206,341
Loan loss reserve	(54,019)	(51,594)	(52,579)	(39,492)
				1
Net loans	898,002	989,698	1,084,138	1,166,849
Securities available for sale	198,148	194,091	158,833	158,813
Federal funds sold & interest bearing deposits	69,928	30,762	92,034	93,062
Cash and due from financial institutions	11,854	5,599	13,928	27,319
Premises and equipment	20,955	21,223	21,541	21,791
Other real estate owned	48,837	54,365	41,449	44,933
Deferred tax assets	—	—	—	24,005
Accrued interest receivable and other assets	38,317	39,114	43,501	41,251

Total Assets	$1,286,041	$1,334,852	$1,455,424	$1,578,023

Liabilities and Equity
Certificates of deposit	$882,303	$909,504	$1,024,333	$1,075,226
Interest checking	80,524	82,208	87,653	77,229
Money market	63,594	60,704	64,302	79,790
Savings	39,703	39,509	36,357	36,508

Total interest bearing deposits	1,066,124	1,091,925	1,212,645	1,268,753
Demand deposits	111,403	112,797	111,118	104,694

Total deposits	1,177,527	1,204,722	1,323,763	1,373,447
Federal funds purchased & repurchase agreements	2,403	2,501	1,738	11,328
FHLB advances	5,960	6,398	7,116	13,155
Junior subordinated debentures	32,200	32,200	32,650	32,875
Accrued interest payable and other liabilities	12,967	7,526	7,628	8,000

Total liabilities	1,231,057	1,253,347	1,372,895	1,438,805
Stockholders’ equity	54,984	81,505	82,529	139,218

Total Liabilities and Stockholders’ Equity	$1,286,041	$1,334,852	$1,455,424	$1,578,023

Ending shares outstanding	12,007,127	11,934,872	11,824,472	11,830,581
Book value per common share	$1.39	$3.62	$3.74	$8.53
Tangible book value per common share	1.22	3.44	3.54	8.32

Asset Quality Data
Loan 90 days or more past due still on accrual	$1,486	$88	$1,350	$655
Non-accrual loans	88,632	81,653	92,020	59,132

Total non-performing loans	90,118	81,741	93,370	59,787
Real estate acquired through foreclosures	48,837	54,365	41,449	44,933
Other repossessed assets	5	5	5	19

Total non-performing assets	$138,960	$136,111	$134,824	$104,739

Non-performing loans to total loans	9.47%	7.85%	8.22%	4.96%
Non-performing assets to total assets	10.81	10.20	9.26	6.64
Allowance for loan losses to non-performing loans	59.94	63.12	56.31	66.05
Allowance for loan losses to total loans	5.68	4.96	4.63	3.27

Risk-based Capital Ratios
Tier 1 leverage ratio	5.00%	7.56%	6.53%	9.72%
Tier 1 risk-based capital ratio	7.03	9.95	9.23	13.13
Total risk-based capital ratio	10.01	11.94	11.22	15.07

FTE employees	291	300	291	298

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, Chairman and CEO, 502-499-4800
or
John T. Taylor, President, 502-499-4800